Exhibit 99.1
FOR IMMEDIATE RELEASE:
August 15, 2008
MuniMae Announces Continued Suspension of Quarterly Dividend
and Filing of 8-K
BALTIMORE – August 15, 2008—Municipal Mortgage & Equity, LLC (OTC: MMAB) (“MuniMae” or “the Company,”) announced today that the Company will not pay a quarterly dividend for the second quarter of 2008.
Consistent with the previous quarter, in order to conserve capital given the current dislocation of the credit and debt capital markets and its impact on MuniMae’s business, the Company has determined not to pay a dividend for the second quarter.
The Company has filed today with the Securities and Exchange Commission a Form 8-K which provides in more detail the impact this market dislocation has had on MuniMae, first half production numbers and an update on its restatement process.
Conference Call
MuniMae will host a conference call on Friday, August 15, 2008 at 8:30 a.m. ET. The conference call will be webcast. All interested parties are welcome to attend the live webcast, which can be accessed through the “Investor Relations” section of our website (www.munimae.com). You can also join the conference call by dialing (800) 561-2718 (passcode: 60711409).
An archived replay of the event will be available through September 14, 2008 at (888) 286-8010 (passcode: 52422527). The conference call transcript will also be archived on our website through September 14, 2008.
About MuniMae
MuniMae and its subsidiaries arrange debt and equity financing for developers and owners of real estate and clean energy projects. The Company also provides investment management and advisory services for institutional investors. Assets under management exceed $20.5 billion including investments in over 3,000 properties, containing about 328,000 units in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.
MuniMae is organized as a limited liability company, which allows it to combine the limited liability, governance and management characteristics of a corporation with the pass-through tax features of a partnership. MuniMae also conducts activities through wholly owned taxable corporate subsidiaries.
This Report contains forward looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “would,” “could,” and similar words or are made in connection with discussions of future operating or financial performance.
Forward-looking statements reflect our management’s expectations at the date of this Report regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Report. They include changes in market conditions that affect the willingness of potential investors or lenders to acquire equity of, or lend to, funds we form, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash we need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we, or funds we manage, have made, changes in interest rates, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we, or funds we manage, own, changes in tax laws or other things beyond our control that affect the tax benefits available to investors in equity funds we form or would like to form, or changes in technology that affect the value of renewable energy projects in which we and funds we formed have equity investments. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Report.
MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com
CONTACT: MuniMae
Jessica C. Schott, Investor Relations Coordinator
888/788-3863